Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights,” in the Prospectus dated January 28, 2025, and included in this Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, File No. 811-23945 of New Age Alpha Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 27, 2024, with respect to the financial statements and financial highlights of Guggenheim Alpha Opportunity Fund, Guggenheim Risk Managed Real Estate Fund, Guggenheim Directional Allocation Fund, Guggenheim StylePlus—Large Core Fund, Guggenheim SMid Cap Value Fund, Guggenheim StylePlus—Mid Growth Fund, Guggenheim World Equity Income Fund, Guggenheim Large Cap Fund (8 of the funds constituting Guggenheim Funds Trust) and Guggenheim RBP® Dividend Fund, Guggenheim RBP® Large-Cap Defensive Fund and Guggenheim RBP® Large-Cap Value Fund (three of the funds constituting Transparent Value Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 28, 2025